Exhibit 10.1
WAYFAIR INC.
2023 INCENTIVE AWARD PLAN
PERFORMANCE STOCK UNIT GRANT NOTICE
Wayfair Inc., a Delaware corporation (the “Company”), pursuant to its 2023 Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the Holder listed below (“Participant”) the number of Performance Stock Units (the “PSUs”) set forth below. The PSUs are subject to the terms and conditions set forth in this Performance Stock Unit Grant Notice (the “Grant Notice”), the Performance Stock Unit Agreement attached hereto as Exhibit A and, the Performance Stock Unit Award Conditions attached hereto as Exhibit B (collectively, the “Agreement”) and the Plan, all of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in the Grant Notice and the Agreement.

Participant:	#ParticipantName#
Grant Date:	#GrantDate#
Vesting Commencement Date:	[As stated in your account]
Number of PSUs:	5,000,000
Type of Shares Issuable:	Common Stock Class A
Vesting Schedule:
The PSUs shall vest in accordance with the terms set forth in Exhibit B to this Agreement. All vesting is dependent on Participant remaining in continuous employment as the Chief Executive Officer of the Company between the Grant Date and the applicable Vesting Date.

If Participant does not wish to accept this Award, Participant must decline the Award on or before the 30th day after the Grant Date. If Participant does not decline the award by this date, Participant will be deemed to accept this Award on the terms on which it was granted and an account with the Company’s broker will be automatically set up for Participant.
By Participant’s acceptance or deemed acceptance of this Award, (1) Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and the Grant Notice; (2) Participant acknowledges Participant has reviewed the Agreement, the Plan and the Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Grant Notice or otherwise accepting the Award and fully understands all provisions of the Grant Notice, the Agreement and the Plan; (3) Participant agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Grant Notice or the Agreement; (4) Participant agrees that an account with the Company’s designated broker will be set up for Participant and Participant will take any actions and execute any documentation as may be required in order to activate such account; and (5) Participant acknowledges that (i) the Company shall satisfy any withholding obligations or rights (“withholding obligations”) arising from the vesting of the PSUs or any other taxable event related to the PSUs in accordance with Section 2.5(a) of the Performance Stock Unit Agreement by causing the Company’s designated broker to sell through an orderly disposition in coordination with the Company, on Participant’s behalf, shares of Common Stock otherwise issuable to Participant upon vesting of the PSUs in the amount required to satisfy such withholding obligations and submitting the proceeds of such sale to the

Company (a “Sell to Cover”), unless otherwise determined by the Company in the circumstances set forth in Section 2.5(a)(vi) of the Performance Stock Unit Agreement and (ii) Participant may not exercise control or influence over the timing of such Sell to Cover.

EXHIBIT A

TO PERFORMANCE STOCK UNIT GRANT NOTICE
PERFORMANCE STOCK UNIT AGREEMENT
Pursuant to the Grant Notice to which this Performance Stock Unit Agreement is attached, the Company has granted to Participant the number of PSUs set forth in the Grant Notice.
ARTICLE I.

GENERAL
1.1    Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.
1.2    Incorporation of Terms of Plan. The PSUs and the shares of Class A Common Stock (“Stock”) issued to Participant hereunder (“Shares”) are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
ARTICLE II.
AWARD OF PERFORMANCE STOCK UNITS AND DIVIDEND EQUIVALENTS
2.1    Award of PSUs and Dividend Equivalents.
(a)    Effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company has granted to Participant the number of PSUs set forth in the Grant Notice, upon the terms and conditions set forth in the Grant Notice, the Plan and this Agreement, subject to adjustment as provided in Section 11.2 of the Plan. Each PSU represents the right to receive one Share at the times and subject to the conditions set forth herein. However, unless and until the PSUs have vested, Participant will have no right to the payment of any Shares subject thereto. Prior to the actual delivery of any Shares, the PSUs will represent an unsecured obligation of the Company, payable only from the general assets of the Company.
(b)    This Award was granted by the Company contingent on the stockholders of the Company approving an amendment to the Plan at the 2026 annual meeting of stockholders (the “Stockholder Meeting”) to increase the number of shares available for issuance under the Plan by a number of shares of Stock at least equal to the number of shares subject to this Award. This Award will terminate immediately and automatically if such stockholder approval is not obtained at the Stockholder Meeting. Further, in no event will any Shares be issued nor any Dividend Equivalents be paid, unless and until the stockholder approval is obtained at the Stockholder Meeting.
(c)    The Company hereby grants to Participant an Award of Dividend Equivalents with respect to each PSU granted pursuant to the Grant Notice for all ordinary cash dividends which are paid to all or substantially all holders of the outstanding Shares between the Grant Date and the date when the applicable PSU is distributed or paid to Participant or is forfeited or expires. The Dividend Equivalents for each PSU shall be equal to the amount of cash which is paid as a dividend on one Share. All such Dividend Equivalents shall be credited to Participant and be deemed to be reinvested in additional PSUs as of the date of payment of any such dividend based on the Fair Market Value of a Share on such date. Each additional

PSU which results from such deemed reinvestment of Dividend Equivalents granted hereunder shall be subject to the same vesting, distribution or payment, adjustment and other provisions which apply to the underlying PSU to which such additional PSU relates.
2.2    Vesting of PSUs and Dividend Equivalents.
(a)    Subject to Participant’s continued employment as Chief Executive Officer of the Company between the Grant Date and each applicable Vesting Date and subject to the terms of this Agreement, the PSUs shall vest in such amounts and at such times as are set forth in the Grant Notice. Each additional PSU which results from deemed reinvestments of Dividend Equivalents pursuant to Section 2.1(b) hereof shall vest whenever the underlying PSU to which such additional PSU relates vests.
(b)    In the event Participant ceases to be employed as the Chief Executive Officer of the Company, Participant shall immediately forfeit any and all PSUs and Dividend Equivalents granted under this Agreement which have not vested or do not vest on or prior to the date on which such termination of employment occurs, and Participant’s rights in any such PSUs and Dividend Equivalents which are not so vested shall lapse and expire.
(c)    For purposes of this Agreement and the Grant Notice, “Cause” means any of the following: (i) Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any documents or records of the Company or any of its Subsidiaries; (ii) Participant’s material failure to abide by the Company’s or any of its Subsidiary’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of the Company or any Subsidiary (including, without limitation, Participant’s improper use or disclosure of the Company’s or any of its Subsidiary’s confidential or proprietary information); (iv) any intentional act by Participant which has a material detrimental effect on the Company’s reputation or business; (v) Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from the Company or any of its Subsidiaries of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by Participant of any employment agreement between Participant and the Company or any of its Subsidiaries, which breach is not cured pursuant to the terms of such agreement; or (vii) Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs Participant’s ability to perform his or her duties with the Company or any of its Subsidiaries.
2.3    Distribution or Payment of PSUs. Participant’s PSUs shall be distributed in Shares (either in book-entry form or otherwise) as soon as administratively practicable following the vesting of the applicable PSU pursuant to Section 2.2, and, in any event, no later than March 15 of the calendar year following the calendar year in which the Vesting Date occurs, provided, that such distribution may be either (i) in one lump sum or (ii) in multiple partial distributions in order to facilitate an orderly disposition of Shares via a Sell to Cover to satisfy the withholding obligations. Notwithstanding the foregoing, the Company may delay a distribution of PSUs if it reasonably determines that such distribution will violate Federal securities laws or any other Applicable Law, provided that such distribution shall be made at the earliest date at which the Company reasonably determines that the making of such distribution will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii), if applicable to Participant, and provided further that distribution shall be delayed under this Section 2.3 if such delay will result in a violation of Section 409A of the Code, if applicable to Participant.
2.4    Conditions to Issuance of Certificates. The Company shall not be required to issue or deliver any certificate or certificates for any Shares prior to the fulfillment of all of the following conditions: (a) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (b) the completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable, and (c) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable.
2.5    Tax Withholding. Notwithstanding any other provision of this Agreement:
(a)The Company and its Subsidiaries shall deduct or withhold, or require Participant to remit to the Company (the “Service Recipient”) an amount sufficient to satisfy applicable federal, state, local and foreign income taxes, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant’s participation in the Plan (“Tax-Related Items”) and required to be withheld with respect to any taxable event arising pursuant to this Agreement, as determined by the Company. In satisfaction of such withholding obligations for Tax-Related Items arising from the grant, vesting or settlement of the PSUs and any Dividend Equivalents, the sale of Shares acquired pursuant to this Agreement and the receipt of any dividends paid on such Shares, by Participant’s acceptance or deemed acceptance of this Award, Participant authorizes the sale of the portion of the Shares to be delivered under the vested PSUs necessary to satisfy the required Tax-Related Items withholding obligations and shall execute any letter of instruction, agreement or power of attorney required by the Company’s designated broker (together with any other party the Company determines necessary to effect such Sell to Cover, the “Agent”) to cause the Agent to irrevocably commit to forward the proceeds necessary to satisfy the Tax-Related Items withholding obligations directly to the Company and/or the Service Recipient. In order to effect the Sell to Cover, if applicable, by Participant’s acceptance or deemed acceptance of this Award, Participant acknowledges and agrees that:
(i)Participant hereby appoints the Agent as Participant’s agent and authorizes the Agent to sell on the open market at the then prevailing market price(s), on Participant’s behalf, as soon as practicable (such timing and process for an orderly disposition of Shares to be determined by the Company in its sole discretion) on or after the Shares are issued upon the vesting of the PSUs, that number (rounded up to the next whole number) of the Shares so issued necessary to generate proceeds to cover (x) any Tax-Related Items withholding obligations incurred with respect to the PSUs, Dividend Equivalents or the underlying Shares and (y) all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto.
(ii)Participant hereby authorizes the Company and the Agent to cooperate and communicate with one another to determine the most practicable timing and process for an orderly disposition of the Shares and to determine the number of Shares that must be sold pursuant to subsection (i) above.
(iii)Participant understands that the Agent may effect sales as provided in subsection (i) above in one or more sales and that the average price for executions resulting from bunched orders will be assigned to Participant’s account. In addition, Participant acknowledges that it may not be possible to sell Shares as provided by subsection (i) above due to (1) a legal or contractual restriction applicable to Participant or the Agent, (2) a market disruption, or (3) rules governing order execution priority on the national exchange where the Shares may be traded. In the event of the Agent’s inability to sell Shares, Participant will continue to be responsible for the timely payment to the Company and/or the Service Recipient of all Tax-Related Items that are required to be withheld, including but not limited to those amounts specified in subsection (i) above and Participant agrees that any such Tax-Related Items withholding obligations may be satisfied by one of the other withholding methods set forth in Section 2.5(a)(vi) below.

(iv)Participant acknowledges that regardless of any other term or condition of this Section 2.5(a), the Agent will not be liable to Participant for (1) special, indirect, punitive, exemplary, or consequential damages, or incidental losses or damages of any kind, or (2) any failure to perform or for any delay in performance that results from a cause or circumstance that is beyond its reasonable control.
(v)Participant hereby agrees to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of this Section 2.5(a). The Agent is a third-party beneficiary of this Section 2.5(a).
(vi)Notwithstanding the Sell to Cover, during an open “window period” as determined in accordance with the Company’s Insider Trading Compliance Policy (or any successor program or policy), the Company, in its sole discretion at a time when it is not in possession of material, non-public information regarding the Company, may change the Tax-Related Items withholding payment method from the Sell to Cover to one or more of the following forms, subject to compliance with Applicable Law: (A) by cash or check from Participant made payable to the Company or the Service Recipient; (B) by the deduction of such amount from other compensation payable to Participant; (C) by the Company withholding a net number of vested Shares otherwise issuable pursuant to the PSUs; (D) by Participant tendering to the Company vested Shares; or (E) by any combination of the foregoing, and provided that if Participant is subject to Section 16 of the Exchange Act, the use of withholding methods (C) and (D) hereof shall be subject to advance approval by the Administrator (as constituted in accordance with Rule 16b-3 under the Exchange Act).
(vii)This Section 2.5(a) shall terminate not later than the date on which all withholding obligations for Tax-Related Items arising in connection with the vesting of the Award have been satisfied.
(b)    Participant acknowledges that, regardless of any action taken by the Company or the Service Recipient, the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Service Recipient. Participant shall, if required by the Administrator, enter into an election with the Company or the Service Recipient (in a form approved by the Company) under which any liability to the Company’s (or the Service Recipient’s) applicable Tax-Related Items required by law is transferred to and met by Participant. Participant further acknowledges that the Company and/or the Service Recipient (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the PSUs or the underlying Shares, including, but not limited to, the grant, vesting or settlement of the PSU or Dividend Equivalents, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the PSU to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to deliver any new certificate representing Shares to Participant or Participant’s legal representative or enter such Shares in book entry form unless and until Participant or Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all Tax-Related Items applicable to the taxable income of Participant resulting from the PSUs, Dividend Equivalents or the Shares acquired pursuant to this Agreement.
(c)    The Company may withhold or account for Tax-Related Items by considering statutory or other withholding rates, including minimum or maximum rates applicable in Participant’s jurisdiction(s). If the obligation for Tax-Related Items is satisfied by withholding vested Shares, for tax purposes, Participant will be deemed to have been issued the full number of Shares subject to the vested

PSUs, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items.
2.6    Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). Except as otherwise provided herein, after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares.
ARTICLE III.
OTHER PROVISIONS
3.1    Administration. The Administrator shall have the power to interpret the Plan, the Grant Notice and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon Participant, the Company and all other interested persons. To the extent allowable pursuant to Applicable Law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice or this Agreement.
3.2    PSUs Not Transferable. The PSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the PSUs have been issued, and all restrictions applicable to such Shares have lapsed. No PSUs or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
3.3    Adjustments. The Administrator may accelerate the vesting of all or a portion of the PSUs in such circumstances as it, in its sole discretion, may determine. Participant acknowledges that the PSUs and the Shares subject to the PSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan, including Section 11.2 of the Plan.
3.4    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 3.4, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or shall be deemed given three business days following the date such notice is sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service or equivalent non-U.S. postal service.
3.5    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

3.6    Governing Law/Venue. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws. Any and all disputes relating to, concerning or arising from this Agreement, or relating to, concerning or arising from the relationship between the parties evidenced by the PSUs or this Agreement, shall be brought and heard exclusively in the United States District Court for the District of New Delaware or the Delaware Superior Court, New Castle County. Each of the parties hereby represents and agrees that such party is subject to the personal jurisdiction of said courts; hereby irrevocably consents to the jurisdiction of such courts in any legal or equitable proceedings related to, concerning or arising from such dispute, and waives, to the fullest extent permitted by law, any objection which such party may now or hereafter have that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in such courts is improper or that such proceedings have been brought in an inconvenient forum.
3.7    Conformity to Applicable Law. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Law, including, without limitation, the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the SEC, and all other Applicable Law and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the PSUs are granted, only in such a manner as to conform to Applicable Law. Participant understands that the Company is under no obligation to register or qualify the Shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares. To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to Applicable Law.
3.8    Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the PSUs in any material way without the prior written consent of Participant.
3.9    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 3.2 and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
3.10    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the PSUs (including PSUs which result from the deemed reinvestment of Dividend Equivalents), the Dividend Equivalents, the Grant Notice and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
3.11    Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the employment of Participant, with or without cause, in accordance with Applicable Law.

3.12    Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
3.13    Section 409A. If Participant is or may become subject to taxation in the United States of America the following shall apply: This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.
3.14    Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.
3.15    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the PSUs and Dividend Equivalents.
3.16    Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument.
3.17    Broker-Assisted Sales. In the event of any Agent-assisted sale of shares of Stock in connection with the payment of withholding taxes as provided in Section 2.5(a)(iii) or Section 2.5(a)(v): (A) any Shares to be sold through a broker-assisted sale will be sold on the day the Tax-Related Items withholding obligation or rights for Tax-Related Items arise or as soon thereafter as practicable; (B) such Shares may be sold as part of a block trade with other participants in the Plan in which all participants receive an average price; (C) Participant will be responsible for all Agent’s fees and other costs of sale, and Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (D) to the extent the proceeds of such sale exceed the applicable withholding obligation or rights for Tax-Related Items, the Company agrees to pay such excess in cash to Participant as soon as reasonably practicable; (E) Participant acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the applicable withholding obligation or rights for Tax-Related Items; and (F) in the event the proceeds of such sale are insufficient to satisfy the applicable withholding obligation or rights for Tax-Related Items, Participant agrees to pay immediately upon demand to the Company or the Service Recipient with respect to which the withholding obligation arises an amount in cash sufficient to satisfy any remaining portion of the Company’s or the applicable Service Recipient’s withholding obligation or rights.

3.18    Forfeiture and Claw-Back Provisions.
(a)    Any proceeds, gains or other economic benefit actually or constructively received by Participant upon any receipt of the PSUs, or upon the receipt or resale of any Shares underlying the Award, shall be paid to the Company, and the Award shall terminate and any unvested portion of the Award shall be forfeited, if the Participant at any time engages in any activity which is inimical, contrary or harmful to the interests of the Company including, but not limited to: (1) Participant’s engagement in conduct which results, or could reasonably be expected to result in, material harm to the business or reputation of the Company or its affiliates; (2) Participant’s conviction of, or entry of a plea of guilty, or no contest, to any felony or any other crime involving moral turpitude; (3) Participant’s material breach of the terms and conditions of Participant’s employment or service, including, but not limited to (A) Participant’s material violation of any applicable written policies of the Company or its affiliates; (B) Participant’s material breach of Participant’s employment agreement, offer letter, inventions agreement or similar agreement with the Company or its affiliates; (C) Participant’s commission of an act of fraud or misappropriation, embezzlement or theft, or misuse of funds or property belonging to the Company or its affiliates in connection with Participant’s duties or in the course of Participant’s employment or service; (D) Participant’s act of personal dishonesty that involves personal profit in connection with Participant’s employment or services to the Company or its affiliates; (4) Participant’s gross negligence or willful misconduct in the performance of Participant’s duties for the Company or its affiliates or willful or repeated failure or refusal to perform the duties of Participant’s employment or service (other than any such failure resulting from Participant’s disability) or as further defined by the Administrator; or (5) Participant incurs a termination of employment for “Cause” (as such term is defined herein, or as set forth in a written agreement between the Company and Participant); and
(b)    In addition, all PSUs (including any proceeds, gains or other economic benefit actually or constructively received by Participant upon any receipt of any PSUs or upon the receipt or resale of any Shares underlying the Award) shall be subject to forfeiture and/or repayment to the Company to the extent and in the manner required to comply with any Applicable Law or Company policy as provided for in Section 9.5 of the Plan, which is incorporated herein by reference.
3.19    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant should consult with Participant’s own personal tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan.

3.20    Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

3.21    Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the PSU and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

3.22    Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other Participant.

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EXHIBIT B

TO PERFORMANCE STOCK UNIT GRANT NOTICE
PERFORMANCE STOCK UNIT AWARD CONDITIONS
Vesting Requirements
    The number of Shares that are eligible to be earned pursuant to this Agreement, if any, will be determined based on the performance goals set forth in this Exhibit B. As detailed in the table below, the Award is divided into six (6) tranches (each a “Tranche”), with each Tranche representing a portion of the PSUs covering that number of Shares specified next to the applicable Tranche number in the table below, which Shares can be earned during a specified performance period applicable to such Tranche in the table below (each, a “Performance Period”). Each Tranche shall vest upon achievement of the Stock Price Hurdle set forth next to the applicable Tranche in the table below (each, a “Stock Price Hurdle”), during the applicable Performance Period, subject to Participant continuously serving as the Chief Executive Officer of the Company between the Grant Date and the date of achievement of the applicable Stock Price Hurdle (such date, the “Vesting Date”). Any unvested PSUs shall terminate and are no longer be eligible to be earned as of the last day of the Performance Period attributable to each Tranche (each such date, an “Expiration Date”), unless the applicable Stock Price Hurdle has been achieved on or before such Expiration Date.
    Stock Price Hurdle achievement will be measured on a rolling basis based on the trailing average closing price of the Stock on the New York Stock Exchange (NYSE) (non-volume weighted) for any sixty (60) trading day period that is within the Performance Period up to and including the date of measurement. A Stock Price Hurdle can be achieved at any time during the applicable Performance Period, provided that each Stock Price Hurdle may be achieved only once and, except as provided below, there shall be no linear interpolation between levels of Stock Price Hurdles. The Stock Price Hurdles and the total number of Shares subject to the Award shall be equitably adjusted pursuant to and in accordance with Section 11.2 of the Plan.

Tranche	Performance Period	Stock Price Hurdle	Total Number of Shares Subject to the Tranche that Vest Upon Achievement of Stock Price Hurdle During the Performance Period
1	2nd-6th anniversaries of Grant Date	$176	1,000,000
2	3rd-7th anniversaries of Grant Date	$290	1,000,000
3	4th-8th anniversaries of Grant Date	$383	750,000
4	4th-8th anniversaries of Grant Date	$480	750,000
B-1

5	5th-10th anniversaries of Grant Date	$575	750,000
6	5th-10th anniversaries of Grant Date	$679	750,000
Transfer of Vested Shares
For a period of twelve (12) months from the applicable Vesting Date, the Participant may not sell, transfer, assign, pledge or otherwise encumber or dispose of (collectively, “Transfer”) any Shares that are issued hereunder upon the vesting of the Shares subject to Tranches 2-6, or attempt any of the foregoing, except with respect to any Transfers of Shares necessary to satisfy Tax-Related Items.
Change of Control
In the event of a Change in Control, any Tranches that have not vested prior to the closing date of the Change in Control shall become vested immediately prior to the closing of such Change in Control based on achievement of any unachieved Stock Price Hurdle using the Per Share Transaction Price (as defined below) without regard to the sixty (60) trading day trailing average closing price requirement, and provided that the Participant has continuously served as the Chief Executive Officer between the Grant Date and the closing date of the Change in Control. The “Per Share Transaction Price” means the per-share amount payable or available for distribution to holders of Stock (whether in cash or in securities or property) in connection with the Change in Control, as reasonably determined by the Board. To the extent the Per Share Transaction Price falls between two levels of Stock Price Hurdles, a pro-rata portion of the Shares subject to the next Tranche (and only such next Tranche) shall accelerate and vest based on linear interpolation between the two Stock Price Hurdle levels. For the avoidance of doubt, any portion of the Tranches and Shares that do not become vested according to this paragraph will be forfeited at the closing of the Change in Control.

B-2